UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2025

ConnectM Technology Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-41389 (Commission File Number)	87-2898342 (I.R.S. Employer Identification Number)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts (Address of principal executive offices)	01752 (Zip code)

617-395-1333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CNTM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 5, 2025, ConnectM Technology Solutions, Inc., a Delaware corporation (the “Company”) filed with the Secretary of State of the State of Delaware, a Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Certificate”) and a Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock (the “Series B Certificate”) designating 100,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock) and 100,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), respectively.

The terms of the Series A Certificate and Series B Certificate are substantially similar, except for the dividend rate and conversion prices, as further detailed below.

Dividends

The Series A Preferred Stock accrues dividends at 12% per annum of the $100 stated value per share (the “Stated Value”), payable quarterly. The Series B Preferred Stock accrues dividends at 18% per annum of the Stated Value, payable quarterly. The payment of dividends are subject to the Company having sufficient funds available to make such payment.

Conversion

The Series A Preferred Stock is convertible into shares of common stock at the option of the holder at a price equal to the Preferred Liquidation Amount (defined hereinafter) divided by 90% of the volume weighted average price over the prior five trading days (“VWAP”). The Series B Preferred Stock is convertible into shares of common stock either (i) one year from the date of issuance or (ii) at a price equal to the Preferred Liquidation Amount divided by 95% of the VWAP, if the VWAP is $1.00 or more. The “Preferred Liquidation Amount” equals the Stated Value plus the then accrued and unpaid dividends.

Liquidation Preference

The holders of the Series A and Series B Preferred Stock are entitled to receive their Preferred Liquidation Amount before any payment is made to the holders of the Company’s common stock.

Optional Redemption

The Company has the option to redeem all, but not less than all, shares of Series A and Series B Preferred Stock at 115% of the Preferred Liquidation Amount.

Voting Rights

The Series A and Series B Preferred Stock have no voting rights except as required by law or as stated in the Series A or Series B Certificates.

Conversion Cap

The conversions of the Series A and Series B Preferred Stock are subject to exchange limitations based on Nasdaq (or other applicable exchange) rules unless stockholder approval is obtained.

Beneficial Ownership Limitation

No holder of Series A or Series B Preferred Stock will be able to complete any conversion if such conversion would result in beneficial ownership of more than 9.99% of the Company’s outstanding common stock.

The foregoing summary of the Series A and Series B Certificates of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the Series A and Series B Certificates of Designation, which are filed as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock filed on May 5, 2025
3.2	Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock filed on May 5, 2025
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2025

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer

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